UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 5, 2009

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 20, 2009, the Board of Directors of TETRA Technologies, Inc. (the “Company”) approved a succession plan under which Geoffrey M. Hertel, President and Chief Executive Officer of the Company, would resign from his positions as President and Chief Executive Officer immediately following the Company’s Annual Meeting of Stockholders on May 5, 2009, and Stuart M. Brightman would assume the positions of President and Chief Executive Officer. The Company also announced that it was the intention and expectation of the Board of Directors that the Company would enter into a transition agreement with Mr. Hertel.

On May 5, 2009, the Board of Directors of the Company approved a Transition Agreement between the Company and Mr. Hertel (the “Agreement”) in connection with Mr. Hertel’s resignation as the Company’s President and Chief Executive Officer. The Agreement, which was signed by the Company and Mr. Hertel on May 5, 2009, extends Mr. Hertel’s employment with the Company from May 5, 2009 through January 5, 2012 (the “Employment Period”), subject to earlier termination in accordance with the terms of the Agreement.

During the Employment Period, Mr. Hertel will provide such services to the Company as may be determined from time to time by the Board of Directors, and he will be subject to the supervision of the Company’s Chief Executive Officer. The Agreement also provides that during the Employment Period the Company shall (i) upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, nominate Mr. Hertel as a director of the Company, and (ii) use commercially reasonable efforts to cause Mr. Hertel to be nominated to the board of directors of Compressco Partners GP Inc. and to serve as its Chairman.

As cash compensation for his services during the Employment Period, Mr. Hertel will receive a monthly base salary of $33,333, and he will be eligible to participate in all incentive, stock option, savings and retirement plans, practices, policies and programs generally available to the executive officers of the Company. For each calendar year ending during the employment period, Mr. Hertel will be eligible for an annual bonus on the same basis as the executive officers of the Company under the Company’s then current discretionary performance-based cash bonus program, and payment of the bonus, if awarded, will be made in a lump sum cash payment in accordance with the terms of the program. Target payout of the annual bonus will be $200,000 for each of the 2009 and 2010 calendar years, and $83,200 for the 2011 calendar year. Payout of the annual bonus is subject to Mr. Hertel’s continued employment during the period to which each bonus relates.  In the event a change in control (as defined in the Agreement) occurs on or before December 31, 2009, Mr. Hertel will be entitled to receive the target payout for the 2009 annual bonus, which will be payable within seven days following the change in control.

It is contemplated that Mr. Hertel’s duties as an employee of the Company will include assisting with the completion of an initial public offering by Compressco Partners, L.P. Under the Agreement, Mr. Hertel is eligible for an additional cash bonus of between $250,000 and $900,000 if the offering is closed on or before June 30, 2010, based on the market capitalization of Compressco Partners after the closing of the offering. Mr. Hertel is also eligible to receive bonuses based on the successful transitions of Mr. Brightman to the positions of President and Chief Executive Officer and Edwin H. Goldman to the position of Senior Vice President. Subject to the complete discretion of the Board of Directors based on its subjective evaluation of the success of the transition over two performance periods, Mr. Hertel may be eligible to receive cash bonuses of up to $200,000 in the aggregate for the period from May 5, 2009 until May 4, 2010, and $200,000 in the aggregate for the period from May 5, 2010 until May 4, 2011. Payout of the transition bonuses is subject to the continued employment of Messrs. Brightman and Goldman, respectively, during the period to which each bonus relates. In the event a change in control occurs on or before May 4, 2010 and Mr. Brightman and/or Mr. Goldman remain employed by the Company immediately prior to the change of control, the payment of all or a portion of the initial transition bonus will be accelerated and payable within seven days following the change in control.

Mr. Hertel’s employment shall automatically terminate upon his death and may be terminated by the Company in the event of his “disability” (as defined in the Agreement) during the Employment Period. In addition, Mr. Hertel may terminate his employment with the Company for “Good Reason,” as specified in the Agreement, or for any other reason upon 30 days’ advance notice. The Agreement defines “Good Reason” as (i) any failure by the Company to comply with the compensation provisions of the Agreement other than an isolated, insubstantial and inadvertent failure; (ii) the Company requiring Mr. Hertel to be based at any office or location other than the Company’s headquarters in The Woodlands, Texas; (iii) any purported termination by the Company of Mr. Hertel’s employment other than as expressly permitted by the Agreement; or (iv) any failure by the Company to require the Agreement to be assumed by any successor of the Company.

The Agreement also provides that Mr. Hertel’s employment may be terminated by the Company for “Cause,” as specified in the Agreement. “Cause” is defined as (i) the willful and continued failure of Mr. Hertel to perform substantially his duties and obligations under the Agreement (for reasons other than injury, illness or incapacity) after a written demand for such performance is provided by the Company; (ii) Mr. Hertel’s conviction or the entry of a plea of guilty or nolo contendre to a misdemeanor involving moral turpitude or a felony; (iii) fraud, theft, embezzlement or a similar misappropriation of funds or property of the Company or its affiliates; or (iv) the willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates.

If Mr. Hertel’s employment terminates as a result of his death, if the Company terminates Mr. Hertel’s employment as a result of his disability or other than for Cause, or if Mr. Hertel terminates his employment for “Good Reason,” then (i) the Company shall continue to pay his base salary through the end of the Employment Period; (ii) the Company shall pay an amount equal to any bonus that would have been payable as a result of the initial public offering of Compressco Partners as if his employment had not been terminated; (iii) the Company shall pay an amount equal to any Transition Bonus that would have been payable as if Mr. Hertel’s employment had not been terminated; (iv) Mr. Hertel or his heirs will continue to be eligible to participate in welfare benefit plans; and (v) the Company shall pay any business expenses which have been incurred through the date of termination in accordance with the Company’s policies. If at any time following the termination of Mr. Hertel’s employment and during the noncompetition period thereafter he breaches any of the nondisclosure, noncompetition and nonsolicitation provisions provided for under the Agreement, the Company will no longer be obligated to make the foregoing payments.

If the Company terminates Mr. Hertel’s employment for “Cause,” Mr. Hertel will only be entitled to receive payment of his base salary through the date of termination and any deferred compensation or other employee benefits which he is otherwise entitled to receive. If Mr. Hertel terminates his employment for any reason other than “Good Reason,” Mr. Hertel will be entitled to receive (i) his base salary through the date of termination; (ii) the payment of any business expenses incurred but not reimbursed through the date of termination; and (iii) the payment of any deferred compensation or other employee benefits which he is entitled to receive.

The Agreement includes nondisclosure, noncompetition, and non-solicitation provisions binding on Mr. Hertel during the Employment Period and for a period of three years after his Separation of Service under the Agreement.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement effective as of May 5, 2009, by and among TETRA Technologies, Inc. and Geoffrey M. Hertel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:    /s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel and Corporate Secretary

Date: May 8, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition Agreement effective as of May 5, 2009, by and among TETRA Technologies, Inc. and Geoffrey M. Hertel.